                                                                    EXHIBIT 3.80
                               RESTATED BY-LAWS
                                      OF
                         PEABODY HOLDING COMPANY, INC.



                                   ARTICLE I
                                   ---------

                             SHAREHOLDERS MEETINGS
                             ---------------------


          Section 1.  Annual Meeting.  The annual meeting of the
                      --------------

shareholders of Peabody Holding Company, Inc. (hereinafter the "Corporation") shall be held in April at the principal office of the Corporation, or at such other place within or without the State of New York, and at such time, as shall be determined by the Board of Directors of the Corporation, for the purpose of electing Directors, and for the transaction of such other business as may be brought before the meeting.

          Section 2.  Special Meetings.  Special meetings of shareholders may be
                      ----------------
called at any time by a majority of the Board of Directors, its Chairman, Vice Chairman, Executive Committee, or the President of the Corporation. It shall also be the duty of the Secretary, whenever so requested in writing by shareholders owning a majority of the shares of capital stock entitled to vote at a meeting, to call a special meeting, which shall, consistent with the laws of the State of New York and these By-Laws, be held at such time and place and for such purpose or purposes as may be specified in the request therefor. At any such special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice thereof.

          Section 3.  Notice of Meetings.  Written notice of meetings of
                      ------------------
shareholders shall be given whenever shareholders are
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to take any action at a meeting.  Such notice shall state the place, date and hour of the meeting as specified in the call for the meeting or the request for such call and, unless it is the annual meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall, in addition, state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that such notices to him be mailed to some other address, than directed to him at such other address.

          Section 4.  Quorum.  Except as may be otherwise required by the laws
                      ------
of the State of New York, the Restated Certificate of Incorporation or these By-Laws, the holders of a majority of the shares entitled to vote thereat present in person or by proxy shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series present in person or by proxy shall constitute a quorum for the transaction of such specified item of business.

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          Section 5.  Shareholder Action.  At all meetings of shareholders all
                      ------------------
resolutions shall be passed by a majority of the votes cast by shareholders entitled to vote thereon present in person or by proxy, except as otherwise provided by law or the Restated Certificate of Incorporation or these By-Laws.

          Section 6.  Adjourned Meetings.  Any meetings of shareholders may be
                      ------------------
adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called. If, after the adjournment, the Board of Directors of the Corporation fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to notice in accordance with
Article I, Section 3 of these By-Laws.

          Section 7.  List of Shareholders Entitled to Vote.  At least 10 days
                      -------------------------------------
before every meeting of shareholders a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder, shall be prepared and shall be open to the examination of any shareholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the

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place where the meeting is to be held.  Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 8.  Written Consent of Shareholders. Whenever the vote of
                      -------------------------------
shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation, the meeting and vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

                                  ARTICLE II
                                  ----------

                                   DIRECTORS
                                   ---------

          Section 1.  The Number of Directors.  The number of Directors of the
                      -----------------------
Corporation may be determined from time to time by resolution adopted by the holders of two-thirds of the outstanding shares of the Corporation entitled to vote thereon, provided that the number of Directors constituting the entire board shall not be less than three, except that where all the shares of the Corporation are owned beneficially and of record by less than three shareholders, the number of Directors may be less than three but not less than the number of shareholders.

          Section 2.  Term of Directors, Qualifications.  Directors shall be
                      ---------------------------------
elected at the annual meeting of shareholders in each year and shall hold office for the term of one year and

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until their successors are elected and qualify.  Directors shall be at least 18 years of age but need not be shareholders.

          Section 3.  Powers.  The business of the Corporation shall be managed
                      ------
by its Board of Directors. The Board may adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the Corporation as it may deem proper, not inconsistent with the laws of the State of New York, the Restated Certificate of Incorporation or these By-Laws.

          In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Directors may exercise all such powers of the Corporation and do such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

          Section 4.  Meetings, Quorum.  The Board of Directors of the
                      ----------------
Corporation may hold an annual meeting immediately after the annual meeting of shareholders. Other regular meetings of the Board of Directors of the Corporation shall be held on such dates, at such times and in such places as shall be fixed by resolution adopted by the Board of Directors of the Corporation. Notice of any regular meeting shall not be required. Special meetings of the Board of Directors of the Corporation shall be held whenever called by the President or any two of the Directors. At least five days' notice of any such special meeting shall be given to each Director.

     At all meetings of Directors, unless otherwise required by the laws of the State of New York, the Restated Certificate of

Incorporation of the Corporation or these By-Laws, a majority of the Directors shall be necessary to constitute a quorum for the transaction of business. The affirmative vote of a majority of a quorum of Directors present and acting throughout any meeting of the Board shall constitute the act of the Board.

          Section 5.  Written Consent of Directors.  Any action required or
                      ----------------------------
permitted to be taken at any meeting of the Board of Directors of the Corporation or of any Committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of such Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.

          Section 6.  Vacancies, Removal.  Vacancies occurring in the membership
                      ------------------
of the Board of Directors of the Corporation resulting from any increase in the authorized number of Directors shall be filled by vote of the holders of Common Stock of the Corporation as provided in the Restated Certificate of Incorporation. Vacancies occurring in the membership of the Board of Directors of the Corporation arising from any other cause, including vacancies by reason of death, resignation or removal, shall be filled by vote of the remaining members of the Board of Directors of the Corporation, who in so voting shall vote only for a nominee proposed (if such a nominee shall be proposed) by a shareholder of the Corporation that, at the preceding annual meeting, proposed as a nominee for Director for the Director who has died, resigned or been removed (or for the predecessor in office of such Director).

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

          Any one or more Directors may be removed either for or without cause at any time by vote of the shareholders holding a majority of the outstanding common stock of the Corporation entitled to vote thereon at a meeting duly called and held for that purpose.

          Section 7.  Notice of Meetings of Directors.  Notice of any regular or
                      -------------------------------
special meetings of the Board of Directors of the Corporation may be given and shall be effective if sent by mail or telegraph or given by telephone or in person to any Director, which notice shall be deemed to have been given, if sent by mail or telegraph, when deposited in the Post Office or post box in a sealed, postage-paid wrapper addressed to such Director or deposited with the telegraph office with instructions to be sent to him, in each case at his address then appearing on the books of the Corporation.

                                  ARTICLE III
                                  -----------

                                  COMMITTEES
                                  ----------

          Section 1.  Committees of the Board.  Except as otherwise provided in
                      -----------------------
the Restated Certificate of Incorporation or these By-Laws, the Board of Directors of the Corporation, by resolution adopted by a majority of the entire Board, may designate from its members an Executive Committee and/or other committee or committees, each consisting of two or more Directors having such powers and authority (to the extent permitted by law) as may be provided in the resolutions establishing the same; provided, however, neither the Executive Committee nor any other committee shall have the power or authority to approve any

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liquidation, sale of substantially all assets, merger with third parties (other than subsidiaries), election or removal of officers, declaration of dividends, incurrence of indebtedness or issuance of any shares of capital stock of the Corporation. The Board of Directors of the Corporation shall have the power at any time to fill vacancies in, change the membership of, or dissolve any such committees. The Board may also designate one or more Directors as alternate members of any such committee who may replace any absent member or members at any meeting thereof.

          Section 2.  Meetings of Committees.  Committees established by the
                      ----------------------
Board of Directors of the Corporation may meet either regularly at stated times or specially on notice given 24 hours in advance by any member thereof by mail, telegraph, telephone or in person to all the other members thereof; but no notice of any regular meeting need be given; and no notice of any special meeting need be given at which all members shall be present or notice of which shall be waived by all absent members before or after such meeting. Such committees may make rules for the holding and conduct of their meetings and may appoint such subcommittees and assistants as they from time to time may deem necessary. The number of regular members or alternate members or both equal to a majority of the regular members of a committee shall constitute a quorum and the action of a majority of those present at a meeting at which a quorum is present and acting shall be the act of a committee.

                                  ARTICLE IV
                                  ----------

                                   OFFICERS
                                   --------

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

          Section 1.  Executive Officers. The officers of the Corporation shall
                      ------------------
be a President (or Chief Executive Officer), one or more Vice Presidents, one or more of whom may be designated Executive Vice President, and one or more of whom may be designated Senior Vice President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors of the Corporation, and such other officers as the Board of Directors of the Corporation, from time to time may elect. Each such officer shall serve at the discretion of the Board of Directors until the next annual election of officers at the annual meeting of the Board of Directors of the Corporation following the annual meeting of shareholders and until his successor is elected and qualified. One person may serve as more than one of such officers, except that the same person shall not serve both as President and Secretary. All vacancies occurring among any of the officers shall be filled by the Board of Directors of the Corporation. Any officer may be removed at any time by the affirmative vote of a majority of the Directors present at a regular or special meeting of Directors.

          Section 2.  Chairman of the Board; Vice Chairman of the Board.  The
                      -------------------------------------------------
Board of Directors of the Corporation may elect from among its number a Chairman who shall preside at all meetings of the Board and the shareholders. The Board may also elect from its number a Vice Chairman. In the absence or inability to act of the Chairman, the Vice Chairman shall preside at all meetings of the Board and the shareholders as specified herein.

          Section 3.  President.  The President shall be the Chief Executive
                      ---------
Officer of the Corporation and shall preside at

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

all meetings of the Board of Directors of the Corporation and of the shareholders in the absence or inability to act of the Chairman of the Board, or the Vice Chairman of the Board. He shall exercise the powers and perform the duties usual to the Chief Executive Officer and, subject to the control and direction of the Board of Directors of the Corporation, shall have general charge of, and shall direct and supervise, the business and affairs of the Corporation. He shall see that all orders and resolutions of the Board of Directors of the Corporation are carried into effect, and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors of the Corporation or these By-Laws and as are incident to the office of Chief Executive Officer.

          Section 4.  Vice Presidents.  The Vice Presidents, one or more of whom
                      ---------------
may be designated Executive or Senior Vice President, shall perform such duties in such capacities or as heads of their respective operating divisions, if any, as may be assigned to them by the Board of Directors of the Corporation or the President and shall report to such person or persons with respect to the performance of such duties as the Board of Directors of the Corporation or the President may from time to time specify. In the absence or inability to act of the Chairman of the Board, the Vice Chairman of the Board, and the President, the duties of the offices of Chairman of the Board, the Vice Chairman of the Board, and President shall be performed by the Vice Presidents in the order of priority established by the Board unless and until the Board of Directors of the Corporation shall otherwise direct.

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

          Section 5.  Secretary.  The Secretary shall (a) keep the minutes of
                      ---------
the meetings of the Board of Directors of the Corporation, the shareholders and the executive committee and any other committee created by the Board of Directors of the Corporation; (b) see that all notices of meetings of the Directors, shareholders and members of such committees are duly given in accordance with the provisions of these By-Laws or as required by law; and (c) have custody of the seal of the Corporation and affix and attest the same to all instruments requiring the seal when authorized by the Board of Directors of the Corporation or the President. He shall also have charge of the certificate books, stock books and such books and papers as the Board of Directors of the Corporation may specify and shall perform all other duties incident to the office of Secretary or which may be assigned to him from time to time by the Board of Directors of the Corporation or the President.

          Section 6.  Treasurer.  The Treasurer shall have the custody of the
                      ---------
funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors of the Corporation. He shall sign checks, drafts, notes and orders for the payment of money, pay out and disburse funds of the Corporation and, in general, perform the duties customary to the office of Treasurer. He may have such additional duties as may be designated from time to time by the President or the Board of Directors of the Corporation.

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

          Section 7.  Assistant Officers.  The Assistant Secretary, or if there
                      ------------------
be more than one, the Assistant Secretaries in the order determined by the Board of Directors of the Corporation (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors of the Corporation (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer. Assistant Secretaries and Assistant Treasurers shall perform such other duties as may be assigned by the Secretary and Treasurer respectively, or by the Board of Directors of the Corporation or the President.

          Section 8.  Other Officers.  Each other officer of the Corporation
                      --------------
shall exercise the powers and shall perform the duties incident to his office, subject to the direction of the Board of Directors of the Corporation.

          Section 9.  Compensation.  The salaries of all officers shall be fixed
                      ------------
by the Board of Directors of the Corporation and the fact that any officer is a Director shall not preclude him from receiving a salary as an officer, or voting upon the resolution providing the same.

                                   ARTICLE V
                                   ---------

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

                                CAPITAL SHARES
                                --------------

          Section 1.  Form of Certificates and Execution.  Certificates for each
                      ----------------------------------
class and series of shares shall be in such form as shall be adopted by the Board of Directors of the Corporation, shall be duly numbered and registered in the order issued and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

          Section 2.  Transfer.  Transfers of shares shall only be made upon the
                      --------
books of the Corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares, properly signed for transfer.

          Section 3.  Lost or Destroyed Certificates.  The holder of any
                      ------------------------------
certificate representing shares of the Corporation may notify the Corporation of any loss, theft or destruction thereof, and the Board of Directors of the Corporation may thereupon, in its discretion, cause a new certificate for the same number of shares, to be issued to such holder upon satisfactory proof of

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

such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors of the Corporation may require, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

                                  ARTICLE VI
                                  ----------

                                 MISCELLANEOUS
                                 -------------

          Section 1.  Dividends.  The Directors may declare dividends from time
                      ---------
to time upon the capital shares of the Corporation from the surplus or net profits available therefor.

          Section 2.  Seal.  The Seal of the Corporation shall be circular in
                      ----
form and contain the name of the Corporation and the date of its incorporation and the state in which it was incorporated.

          Section 3.  Checks, Notes, Etc.  Checks, notes, drafts, bills of
                      -------------------
exchange and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the Directors. The funds of the Corporation shall be deposited in such banks or trust companies, and checks drawn against such funds shall be signed in such manner as may be determined from time to time by the Directors.

          Section 4.  Waivers of Notice.  Whenever the Corporation or the Board
                      -----------------
of Directors of the Corporation or any committee of the Board is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without

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

notice and without the lapse of such period of time if at any time before or after such action is completed the person or persons entitled to such notice or entitled to participate in the action to be taken or, in the case of a shareholder, his attorney-in-fact or proxy submits a signed waiver of notice of such requirement.

          Section 5.  Indemnification of Directors, Officers and Others.  (a)
                      -------------------------------------------------
The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person (and the heirs, executors and administrators thereof) who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving or served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

          (b) The Corporation may indemnify any other person to whom the Corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by
(i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.

          (c) The Corporation shall, from time to time reimburse or advance to any person referred to in Paragraph (a) of this Section 5 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Paragraph (a) of this Section 5, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

          (d) Any director or officer of the Corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the Corporation.

          (e) Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Section 5 may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

          (f) The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Section 5(i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

          (g) If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

          Section 6.  Record Date.  The Board of Directors of the Corporation
                      -----------
may from time to time fix, in advance, record dates for the determination of shareholders entitled to receive any notice, to vote, to receive payment of a dividend, to give or withhold consent, to receive an allotment of any rights, or to exercise any other right or privilege or to take any other action. In the case of a meeting of shareholders, such date shall be at least ten days but not more than fifty days before the date of such meeting. In any other case, such date shall be not more than fifty days prior to the date of the related corporation action.

                                  ARTICLE VII
                                  -----------

                                  AMENDMENTS
                                  ----------

          Section 1. Except as otherwise specifically provided herein or in the Restated Certificate of Incorporation of the Corporation, the By-Laws of the Corporation may be adopted, amended or repealed by the affirmative vote of the holders of a majority of the shares at the time entitled to vote in the election of any Directors; provided, however, any amendment to (i) the first sentence of
Section 1 of Article II, (ii), the first sentence of Section 6 of Article II, and (iii) the proviso contained in the first sentence of Section 1 of Article III shall require the affirmative vote of two-thirds of the holders of the outstanding shares of the Corporation entitled to vote thereon. Except as otherwise specifically provided herein, the By-Laws of the Corporation may also be adopted, amended or repealed by the Board of Directors of the Corporation by vote of a majority of the Directors present at the time of the vote if a quorum is then present. If any By-Law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors of the Corporation, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.

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